UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2016

AVINGER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

On March 9, 2016, Avinger, Inc. (the “Company”) filed a prospectus supplement to its base prospectus, both dated March 8, 2016, with the Securities and Exchange Commission related to an at the market offering (the “Offering”) of up to an aggregate of $50,000,000 in shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Offering will be made pursuant to a sales agreement (the “Agreement”) between the Company and Cowen and Company, LLC (“Cowen”) under the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-209368). The Company is not obligated to make any sales of the Shares under the Agreement. Subject to the terms and conditions of the Agreement, Cowen will act as sales agent and use commercially reasonable efforts to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed upon terms between Cowen and the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the validity of the issuance and sale of common stock in the offering is attached as Exhibit 5.1 hereto.

ITEM 9.01.          EXHIBITS.

	(d)	Exhibits.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer
Dated: March 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).